Exhibit 10.18

WAIVER AND FOURTH AMENDMENT TO FINANCING AGREEMENT

THIS WAIVER AND FOURTH AMENDMENT TO FINANCING AGREEMENT (this “Amendment”) is entered into as of June 6, 2008, by and among BODY ‘SHOP OF AMERICA, INC., a Florida corporation (“Body Shop”), CATALOGUE VENTURES, INC., a Florida corporation (“CV,” CV, together with Body Shop and each other Person who becomes a borrower under the Financing Agreement, the “Borrowers”), BODY CENTRAL ACQUISITION CORP., a Delaware corporation (“Parent”), RINZI AIR, L.L.C., a Florida limited liability company (“Rinzi,” Rinzi, together with Parent and each other Person who becomes a guarantor under the Financing Agreement, the “Guarantors,” such Guarantors, together with the Borrowers, the “Loan Parties”), DYMAS FUNDING COMPANY, LLC, as administrative agent (in such capacity, “Administrative Agent”) for the Lenders, and the financial institutions from time to time party thereto as Lenders.

W I T N E S S E T H:

WHEREAS, Loan Parties, Administrative Agent and Lenders have entered into that certain Financing Agreement dated as of October 1, 2006 (as heretofore amended, restated, amended and restated, supplemented or otherwise modified and in effect from time to time, the “Financing Agreement”);

WHEREAS, the Designated Default (as such term is defined herein below) has occurred and is continuing under the Financing Agreement;

WHEREAS, Loan Parties have requested that Administrative Agent and Lenders (i) waive the Designated Default and the right to impose any default rate of interest on the Obligations as a result thereof, and (ii) amend the Financing Agreement; and

WHEREAS, Administrative Agent and Lenders have agreed to (i) waive the Designated Default and the right to impose any default rate of interest on the Obligations as a result thereof, and (ii) amend the Financing Agreement, in each case on the terms and subject to the conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:

1.                                       Defined Terms.  Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Financing Agreement, as amended hereby.

2.                                       Waiver of Designated Default; Waiver of Right to Request Default Interest.  Effective as of the date hereof, upon satisfaction of the conditions precedent set forth in Section 4 below, and in reliance upon the representations and warranties of each Loan Party set forth herein and in each of the Loan Documents, Administrative Agent and Lenders hereby waive (a) each Event of Default set forth in Exhibit A hereto (collectively, the “Designated Default”); and (b) the right to request that interest accrue at the Default Rate pursuant to Section 2.04(c) of the Financing Agreement on any Obligations as a result of the occurrence and continuance of the Designated Default for any period prior to the Effective Date.

3.                                       Amendments to Financing Agreement.  Effective as of the date hereof, upon satisfaction of the conditions precedent set forth in Section 4 below, and in reliance upon the representations and warranties of each Loan Party set forth herein and in each of the Loan Documents, the Financing Agreement is hereby amended as follows:

3.1                                 Section 1.01 of the Financing Agreement is hereby amended by deleting the definition of the term “Applicable Margin” set forth therein in its entirety and substituting the following language therefor:

“Applicable Margin” means, for any day, the rate per annum set forth below, it being understood and agreed that the Applicable Margin for (i) Revolving Loans that are Base Rate Loans shall be the percentage set forth under the column “Base Rate Margin for Revolving Loans”, (ii) Revolving Loans that are LIBOR Loans shall be the percentage set forth under column “LIBOR Margin for Revolving Loans and Letter of Credit Fee”, (iii) portions of Term Loan A that are Base Rate Loans shall be the percentage set forth under the column “Base Rate Margin for Term Loan A”, (iv) portions of Term Loan A that are LIBOR Loans shall be the percentage set forth under the column “LIBOR Margin for Term Loan A”, (v) portions of Term Loan B that are Base Rate Loans shall be the percentage set forth under the column “Base Rate Margin for Term Loan B”, (vi) portions of Term Loan B that are LIBOR Loans shall be the percentage set forth under the column “LIBOR Margin for Term Loan B”, and (vii) the Letter of Credit Fee shall be the percentage set forth under the column “LIBOR Margin for Revolving Loans and Letter of Credit Fee”:

Base Rate Margin for Revolving Loans	LIBOR Margin for Revolving Loans and Letter of Credit Fee	Base Rate Margin for Term Loan A	LIBOR Margin for Term Loan A
3.75%	5.25%	3.75%	5.25%

Base Rate Margin for Term Loan B	LIBOR Margin for Term Loan B
4.25%	5.75%

3.3                                 Section 1.01 of the Financing Agreement is hereby amended by deleting the definition of the term “Base Rate” set forth therein in its entirety and substituting the following language therefor:

“Base Rate” means a variable per annum rate of interest equal to the greatest of (i) 5.25%, (ii) the rate of interest publicly announced by JPMorgan Chase Bank in New York, New York from time to time as its Base Rate or prime rate or (iii) the Federal Funds Rate plus one-half of one percent (0.50%).  The Base Rate or prime rate is determined from time to time by JPMorgan Chase Bank as a means of pricing some loans to its borrowers and neither is tied to any external rate of interest or index nor necessarily reflects the lowest rate of interest actually charged by JPMorgan Chase Bank to any particular class or category of customers.  Each change in the Base Rate shall be effective from and including the date such change is publicly announced as being effective.

3.4                                 Section 1.01 of the Financing Agreement is hereby amended by deleting the definition of the term “L/C Subfacility” set forth therein in its entirety and substituting the following language therefor:

“L/C Subfacility” means that portion of the Total Revolving Loan Commitment equal to $1,000,000.

3.5                                 Section 1.01 of the Financing Agreement is hereby amended by deleting the definition of the term “LIBOR” set forth therein in its entirety and substituting the following language therefor:

“LIBOR” means, for any LIBOR Loan for any Interest Period therefor, the rate per annum (rounded upwards to the nearest 1/100 of 1%) equal to the greater of (a) 3.25%, and (b) the following:

(i)                                     the rate per annum appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 A.M. (London time) two (2) Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period.  If for any reason such rate is not available, the term “LIBOR” shall mean, for any LIBOR Loan for any Interest Period therefor, the rate per annum (rounded upwards to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 A.M. (London time) two (2) Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards to the nearest 1/100 of 1%).  If, for any reason, neither of such rates is available, then “LIBOR” shall mean the rate per annum at which, as determined by the Administrative Agent, Dollars in an amount comparable to the Loans then requested or otherwise in question are being offered to leading banks at approximately 11:00 A.M. London time, two (2) Business Days prior to the commencement of the applicable Interest Period for settlement in immediately available funds by leading banks in the London interbank market for a period equal to the Interest Period selected; divided by

(ii)                                  one minus the percentage (expressed as a decimal and rounded upwards to the next higher 1/100th of 1%) which is in effect for such day as prescribed by the Board (or any successor) for determining the maximum reserve requirement (including without limitation, any basic, supplemental or emergency reserves) in respect of Eurocurrency liabilities, as defined in Regulation D of the Board as in effect from time to time, or any similar category of liabilities for a member bank of the Federal Reserve System in New York City.

3.6                                 Section 7.01(a)(xiv)(D) of the Financing Agreement is hereby deleted in its entirety and the following language is substituted therefore:

(D)                               for the week ending February 2, 2008 (and the immediately succeeding twelve week period), and for every other week ending thereafter (and for the immediately succeeding twelve week period), no later than Wednesday of the immediately following week, an updated Cash Flow Forecast for such thirteen week period prepared on a week to week basis, each such updated Cash Flow Forecast to be in form reasonably satisfactory to the Administrative Agent.

3.7                                 Section 7.03(d) of the Financing Agreement is hereby deleted in its entirety and the following language is hereby substituted therefor:

(d)                                 Minimum Consolidated EBITDA.  Permit Consolidated EBITDA for the period commencing on May 1, 2008 and ending as of the last day of the fiscal month of Parent and its Subsidiaries ending on or about each date set forth below to be less than the applicable amount set forth below:

Fiscal Month End	Minimum Consolidated EBITDA

July 31, 2008	$1,369,000
August 31, 2008	$2,771,000
September 30, 2008	$2,843,000
October 31, 2008	$2,779,000
November 30, 2008	$3,170,000
December 31, 2008	$5,508,000

3.8                                 Exhibit C (Form of Compliance Certificate) to the Financing Agreement is hereby deleted in its entirety and the Compliance Certificate attached hereto as Exhibit B is hereby substituted therefor.

4.                                       Conditions.  The effectiveness of this Amendment is subject to the following conditions precedent, with the date on which such conditions have been satisfied being June 6, 2008 (the “Effective Date”):

a.                                       receipt by Administrative Agent of a copy of this Amendment duly executed and delivered by each Loan Party, Administrative Agent and the Required Lenders;

b.                                      receipt by Administrative Agent of a copy of the attached acknowledgment hereto duly executed and delivered by each of the Investor Guarantors;

c.                                       receipt by Administrative Agent in immediately available Dollars of an amendment fee in an aggregate amount equal to (i) $168,750, for the benefit of the Term Lenders in accordance with their respective Pro Rata Shares, and (ii) $18,750, for the benefit of the Revolving Lenders in accordance with their respective Pro Rata Shares, in each case such amendment fee to be non-refundable for any reason and fully earned and due and payable on the date hereof;

d.                                      the truth and accuracy of the representations and warranties contained in Section 5 hereof; and

e.                                       no Default or Event of Default other than the Designated Default has occurred that is continuing.

5.                                       Representations and Warranties.  Each Loan Party hereby represents and warrants o Administrative Agent and each Lender as follows:

a.                                       after giving effect to this Amendment, the representations and warranties of the Loan Parties contained in the Loan Documents are true and correct in all material respects as of the date hereof (except to the extent that any such representation or warranty (A) expressly refers to an earlier date, in which case such representation or warranty remains true and correct as of such earlier date, (B) is not true and correct due to events or conditions, the occurrence or existence of which are not prohibited by the Financing Agreement or the other Loan Documents and which do not, in and of themselves, constitute a Default or Event of Default or (C) is not true and correct as a result of disclosures made in writing to, and approved by, the Administrative Agent and Lenders in connection with a Permitted Acquisition);

b.                                      the execution, delivery and performance by such Loan Party of this Amendment are within its powers, have been duly authorized by all necessary action pursuant to its Organization Documents, require no further action by or in respect of, or filing with, any governmental body, agency or official and do not violate, conflict with or cause a breach or a default under any provision of applicable law or regulation or of the Organization Documents of any Loan Party or of any agreement, judgment, injunction, order, decree or other instrument binding upon it;

c.                                       this Amendment constitutes the valid and binding obligation of the Loan Parties, enforceable against such Persons in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws; and

d.                                      after giving effect to this Amendment, no Default or Event of Default exists.

6.                                       No Waiver.  Except as otherwise specifically set forth herein with respect to the Designated Default, nothing contained herein is intended or should be deemed or construed to constitute a waiver of any Default or Event of Default which has occurred or exists under the Financing Agreement, or hereafter may occur under the Financing Agreement, as amended hereby, or to establish a custom or course of conduct or dealing among any Borrower, any Guarantor, Administrative Agent, the Lenders or any of them.  Except as specifically set forth herein, Administrative Agent and the Lenders hereby expressly reserve all of their rights and remedies under the Financing Agreement, as amended hereby, the other Loan Documents and applicable law.  Except as otherwise specifically set forth herein, nothing contained herein is intended or should be deemed or construed to constitute a waiver of compliance with any other term or condition contained in the Financing Agreement or any of the other Loan Documents or constitute a course of conduct or dealing among the parties.  Except as amended hereby, the Financing Agreement and other Loan Documents remain unmodified and in full force and effect.

All references in the Loan Documents to the Financing Agreement shall be deemed to be references to the Financing Agreement as amended hereby.

7.                                       Severability.  In case any provision of or obligation under this Amendment shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

8.                                       Headings.  Headings and captions used in this Amendment (including the Exhibits, Schedules and Annexes hereto, if any) are included for convenience of reference only and shall not be given any substantive effect.

9.                                       Costs and Expenses.  Notwithstanding the provisions of Section 11.03 of the Financing Agreement, the Borrowers will pay on demand all reasonable fees and expenses of counsel for each Lender incurred in connection with the negotiation, execution and delivery of the this Amendment.

10.                                 GOVERNING LAW; SUBMISSION TO JURISDICTION.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK.  EACH LOAN PARTY HEREBY RATIFIES AND AFFIRMS THE CONSENT TO THE JURISDICTION CONTAINED IN SECTION 11.09 OF THE FINANCING AGREEMENT WITH RESPECT TO ALL ACTIONS ARISING OUT OF THIS AMENDMENT.

11.                                 WAIVER OF JURY TRIAL.  EACH LOAN PARTY, ADMINISTRATIVE AGENT AND EACH LENDER HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THIS AMENDMENT OR THE OTHER LOAN DOCUMENTS, OR UNDER ANY OTHER AMENDMENT, WAIVER, CONSENT, INSTRUMENT, DOCUMENT OR OTHER AGREEMENT DELIVERED OR WHICH IN THE FUTURE MAY BE DELIVERED IN CONNECTION THEREWITH, OR ARISING FROM ANY FINANCING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AMENDMENT, AND AGREES THAT ANY SUCH ACTION, PROCEEDINGS OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.  EACH LOAN PARTY CERTIFIES THAT NO OFFICER, REPRESENTATIVE, AGENT OR ATTORNEY OF ADMINISTRATIVE AGENT OR ANY LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT ADMINISTRATIVE AGENT OR ANY LENDER WOULD NOT, IN THE EVENT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM, SEEK TO ENFORCE THE FOREGOING WAIVERS.  EACH LOAN PARTY HEREBY ACKNOWLEDGES THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE ADMINISTRATIVE AGENT AND THE LENDERS ENTERING INTO THIS AMENDMENT.

12.                                 Counterparts: Integration.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of this Amendment by telecopier, email or similar electronic transmission shall be equally as effective as delivery of an original executed counterpart of this Amendment.  Any party delivering an executed counterpart of this Amendment by telecopier, email or similar electronic transmission also shall deliver an original executed counterpart of this Amendment but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.  This Amendment constitutes the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

13.                                 Reaffirmation.  Each Loan Party, in its respective capacities under each of the Loan Documents to which it is a party (including the capacities of obligor, grantor, mortgagor, pledgor, guarantor, indemnitor and assignor, as applicable, and each other similar capacity, if any, in which such Loan Party has granted Liens on all or any part of the properties or assets of such Loan Party, or otherwise acts as an accommodation party, guarantor, indemnitor or surety with respect to all or any part of the Obligations), hereby (a) agrees that the terms and provisions hereof shall not affect in any way any payment, performance, observance or other obligations or liabilities of such Loan Party under the Financing Agreement or any of the other Loan Documents, all of which obligations and liabilities shall remain in full force and effect and extend to the further loans, extensions of credit and other Obligations provided for thereunder, and each of which obligations and liabilities are hereby ratified, confirmed and reaffirmed in all respects; (b) to the extent such Loan Party has granted Liens on any of its properties or assets pursuant to any of the Loan Documents to secure the prompt and complete payment, performance and/or observance of all or any part of the Obligations, acknowledges, ratifies, confirms and reaffirms such grant of Liens, and acknowledges and agrees that all of such Liens are intended and shall be deemed and construed to secure to the fullest extent set forth therein all now existing and hereafter arising Obligations

14.                                 Release.  Each Loan Party acknowledges that (a) as of the Effective Date, such Loan Party has no defenses, claims or set-offs to the enforcement of any liabilities, obligations and agreements owing to Administrative Agent or any Lender, and (b) Administrative Agent and each Lender have fully performed all such Person’s respective obligations to such Loan Party that the Administrative Agent or such Lender, as the case may be, may have had or may have on or prior to the Effective Date.  Each Loan Party hereby irrevocably releases and forever discharges Administrative Agent and each Lender and their respective affiliates, subsidiaries, successors, assigns, directors, officers, employees, agents, consultants and attorneys (each, a “Released Person”) of and from all damages, losses, claims, demands, liabilities, obligations, actions or causes of action whatsoever that such Loan Party may now have or claim to have currently against any Released Person on account of or in any way touching, concerning, arising out of or founded upon this Amendment, the Financing Agreement or any other Loan Document, whether presently known or unknown and of every nature and extent whatsoever, but only to the extent relating to matters arising on or prior to the Effective Date.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BORROWERS:

BODY SHOP OF AMERICA, INC., a Florida corporation

By:	/s/ Curtis V. Hill
Name:	Curtis V. Hill
Title:	President and CEO

CATALOGUE VENTURES, INC., a Florida corporation

By:	/s/ Curtis V. Hill
Name:	Curtis V. Hill
Title:	CEO

GUARANTORS:

BODY CENTRAL ACQUISITION CORP., a Delaware corporation

By:	/s/ Curtis V. Hill
Name:	Curtis V. Hill
Title:	President and CEO

RINZI AIR, L.L., a Florida limited liability company

By:	Body Shop of America, Inc., its sole Member

By:	/s/ Curtis V. Hill
Name:	Curtis V. Hill
Title:	President and CEO

ADMINISTRATIVE AGENT:

DYMAS FUNDING COMPANY, LLC, as Administrative Agent

By:	Dymas Capital Management Company, LLC, its Manager

By:	/s/ Albert M. Ricchio
Name:	Albert M. Ricchio
Title:	Managing Director

LENDER:

CHURCHILL FINANCIAL CAYMAN LTD., as a Lender

By:	Churchill Financial LLC, as Collateral Manager

By:	/s/ Christopher Cox
Name:	Christopher Cox
Title:	Managing Director

Signature Page to Acknowledgment to Waiver and Fourth Amendment to Financing Agreement With Body Shop of America, Inc.

LENDERS:

A3 FUNDING LP, as a Lender

By:	A3 Fund Management LLC, its General Partner

By:	/s/ Alexander J. Ornstein
Name:	Alexander J. Ornstein
Title:	Vice President

A4 FUNDING LP, as a Lender

By:	A4 Fund Management Inc., its General Partner

By:	/s/ Alexander J. Ornstein
Name:	Alexander J. Ornstein
Title:	Vice President

ABLECO FINANCE LLC, as a Lender

By:	/s/ Alexander J. Ornstein
Name:	Alexander J. Ornstein
Title:	Vice President

Signature Page to Acknowledgment to Waiver and Fourth Amendment to Financing Agreement With Body Shop of America, Inc.

LENDER:

NATIONAL CITY BANK, as a Lender

By:	/s/ Matthew Potter
Name:	Matthew Potter
Title:	Vice President

Signature Page to Acknowledgment to Waiver and Fourth Amendment to Financing Agreement With Body Shop of America, Inc.

LENDERS:

NEWSTAR SHORT-TERM FUNDING LLC, as a Lender

By:	NewStar Financial, Inc., its Designated Manager

By:	/s/ P. Emery Covington
Name:	P. Emery Covington
Title:	NewStar Financial
Managing Director
Portfolio Management

NEWSTAR LLC 2005-1, as a Lender

By:	NewStar Financial, Inc., its Sole Member

By:	/s/ P. Emery Covington
Name:	P. Emery Covington
Title:	NewStar Financial
Managing Director
Portfolio Management

Signature Page to Acknowledgment to Waiver and Fourth Amendment to Financing Agreement With Body Shop of America, Inc.

LENDER:

CAPITALSOURCE FINANCE LLC, as a Lender

By:	/s/ Joanne Fungaroli
Name:	Joanne Fungaroli
Title:	Authorized Signatory

Signature Page to Acknowledgment to Waiver and Fourth Amendment to Financing Agreement With Body Shop of America, Inc.

EXHIBIT A
TO
WAIVER AND FOURTH AMENDMENT
TO
FINANCING AGREEMENT
Dated as of June 6, 2008

DESIGNATED DEFAULT

1.                                       The Event of Default arising under Section 8.01(c) of the Financing Agreement as a result of the Loan Parties permitting Consolidated EBITDA, as determined as of the last day of the fiscal month of the Parent and its Subsidiaries ending on or about May 31, 2008, for the period commencing on March 1, 2008 and ending on such date, to be less than the applicable amount required for such period pursuant to Section 7.03(d) of the Financing Agreement.

2.                                       The Event of Default arising under Section 8.01(c) of the Financing Agreement as a result of the failure of the Loan Parties to deliver:

(i)                                     within one hundred twenty (120) days after the end of the Fiscal Year of the Parent and its Subsidiaries ending on the Saturday closest to December 31, 2007:

(A)                              consolidated and consolidating balance sheets, income statements, and statements of retained earnings and cash flows of the Parent and its Subsidiaries as at the end of such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the immediately preceding Fiscal Year, all in reasonable detail and prepared in accordance with GAAP,

(B)                                a report and an unqualified opinion, prepared in accordance with generally accepted auditing standards, of independent certified public accountants of recognized standing selected by the Parent and satisfactory to the Administrative Agent (which opinion shall be without (1) a “going concern” or like qualification or exception, (2) any qualification or exception as to the scope of such audit, or (3) any qualification which relates to the treatment or classification of any item and which, as a condition to the removal of such qualification, would require an adjustment to such item, the effect of which would be to cause any noncompliance with the provisions of Section 7.03),

(C)                                a fully completed and duly executed Excess Cash Flow Certificate, and

(D)                               the Compliance Certificate required to be delivered with the information set forth in (A) through (C) above;

(ii)                                  within three (3) days after the occurrence of the Event of Default arising as a result of the failure of the Loan Parties to timely deliver the financial statements required by Section 7.01(a)(i) of the Credit Agreement for the Fiscal Year of the Parent and its Subsidiaries ending on the Saturday closest to December 31, 2007 and the accompanying Compliance Certificate as required by Section 7.01(a)(iii), a written statement of an Authorized Officer of the

Administrative Borrower as required by Section 7.01(a)(vi) of the Credit Agreement setting forth the details of such Event of Default, and the action which the affected Loan Party proposed to take with respect thereto; and

(iii)                               within three (3) days after the occurrence of the Event of Default described in the foregoing Paragraph 1, a written statement of an Authorized Officer of the Administrative Borrower as required by Section 7.01(a)(vi) of the Credit Agreement setting forth the details of such Event of Default, and the action which the affected Loan Party proposed to take with respect thereto.

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EXHIBIT B
TO
WAIVER AND FOURTH AMENDMENT
TO
FINANCING AGREEMENT
Dated as of June 6, 2008

COMPLIANCE CERTIFICATE

Attached.

EXHIBIT C TO FINANCING AGREEMENT

COMPLIANCE CERTIFICATE

Date:                  , 20

This Compliance Certificate (this “Certificate”) is given by BODY CENTRAL ACQUISITION CORP., a Delaware corporation, in its capacity as administrative borrower (in such capacity “Administrative Borrower”), pursuant to subsection 7.01(a)(iii) of that certain Financing Agreement dated as of October 1, 2006 among Administrative Borrower, the other Borrowers from time to time party thereto, each subsidiary of the Administrative Borrower listed as a “Guarantor” on the signature pages thereto, Dymas Funding Company, LLC, in its capacity as Administrative Agent, and the other financial institutions party thereto as “Lenders” (as such agreement may have been amended, restated, supplemented or otherwise modified from time to time, the “Financing Agreement”).  Capitalized terms used herein without definition shall have the meanings set forth in the Financing Agreement.

The officer executing this Certificate is an Authorized Officer of Administrative Borrower and, as such, is duly authorized to execute and deliver this Certificate on behalf of Administrative Borrower.  By executing this Certificate such Authorized Officer hereby certifies to Administrative Agent and Lenders that:

(a)                                  the financial statements delivered with this Certificate in accordance with subsection 7.01(a)(i) and/or (ii), as applicable, of the Financing Agreement are correct and complete and fairly present in all material respects, and in accordance with GAAP, the financial position and the results of operations and cash flows of Parent and its Subsidiaries as of the dates of and for the periods covered by such financial statements in a manner consistent with that of the most recent audited financial statements (subject in the case of interim financial statements to normal year-end adjustments, the absence of footnote disclosures and accounting for lease leveling and tenant allowances);

(b)                                 I have reviewed the provisions of the Financing Agreement and the other Loan Documents and have made or caused to be made under my supervision a review of the conditions and operations of the Parent and its Subsidiaries during the period covered by the financial statements delivered with this Certificate with a view to determining whether Parent and its Subsidiaries were in compliance with all of the provisions of the Financing Agreement and such Loan Documents at the times such compliance is required hereby and thereby, and such review has not disclosed, nor do I have knowledge of, the existence during such period of an Event of Default or Default or, if an Event of Default or Default existed, Exhibit B attached hereto sets forth the nature and period of existence of such Event of Default or Default and the action which the Parent and its Subsidiaries propose to take or have taken with respect thereto;

(c)                                  Exhibit A attached hereto is a correct calculation of each of the financial covenants contained in Section 7.03 of the Financing Agreement, calculated with respect to Parent and its Subsidiaries on a consolidated basis; and

(d)                                 Since the Closing Date and except as disclosed in prior Compliance Certificates delivered to Administrative Agent, none of Parent or any of its Subsidiaries has:

(i)                                     changed its legal name, identity, jurisdiction of incorporation, organization or formation or organizational structure or formed or acquired any Subsidiary except as follows:                                                                                              ;

(ii)                                  acquired the assets of, or merged or consolidated with or into, any Person, except as follows:                                                                                               and

(iii)                               changed its address or otherwise relocated, acquired fee simple title to any real property or entered into any real property leases, except as follows:                                                                                              .

[Remainder of page intentionally left blank; signature page follows]

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IN WITNESS WHEREOF, Administrative Borrower has caused this Certificate to be executed by one of its Authorized Officers this            day of                     , 20    .

BODY CENTRAL ACQUISITION CORP., a Delaware corporation

By:
Name:
Title:

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EXHIBIT A TO
COMPLIANCE CERTIFICATE

Note:  All calculations set forth in this Certificate are for Parent and its Subsidiaries on a consolidated basis and are without duplication.

Covenant 7.03(a) — Senior Leverage Ratio*

Senior Leverage Ratio is defined as Net Consolidated Senior Funded Indebtedness divided by Consolidated EBITDA and is calculated as follows:

Net Consolidated Senior Funded Indebtedness:

Average daily outstanding principal balance of Revolving Loans for the three month period (or such shorter period as shall have elapsed since the Closing Date) ended as of the date of measurement

Plus: Outstanding principal balance of Term Loans as of the date of measurement

Principal portion of Capitalized Lease Obligations or Indebtedness secured by purchase money Liens as of the date of measurement

Without duplication, all other Indebtedness of the Parent and its Subsidiaries as of the date of measurement other than Indebtedness described in clauses (iv) and (vii) of the definition thereof

Equal: Gross Consolidated Senior Funded Indebtedness

Less: Subordinated Indebtedness included above Unrestricted cash on hand in excess of $3,000,000 in which Administrative Agent has a perfected first Lien

Equal: Net Consolidated Senior Funded Indebtedness

Consolidated EBITDA (as calculated per Covenant 7.03(d))

Senior Leverage Ratio (Net Consolidated Senior Funded Indebtedness divided by Consolidated EBITDA) Maximum Senior Leverage Ratio In Compliance	Yes/No

* To be completed only for periods when compliance with covenant is required.

Covenant 7.03(b) — Fixed Charge Coverage*

Fixed Charge Coverage Ratio is defined as (Consolidated EBITDA less Unfinanced Capital Expenditures) divided by Fixed Charges and is calculated as follows:

Consolidated EBITDA (as calculated per Covenant 7.03(d))

Less: Unfinanced Capital Expenditures (as calculated per covenant 7.03(c)

Equal: Consolidated Operating Cash Flow Fixed Charges:

Consolidated Net Interest Expense (as calculated per Exhibit B) for the applicable measurement period

Plus: All principal of Indebtedness scheduled to be paid or prepaid during the applicable measurement period income taxes paid or payable in cash during the applicable measurement period

Restricted Payments paid in cash during the applicable measurement period, other than dividends or distributions paid by any Loan Party to a Borrower or a Wholly-Owned Subsidiary of a Borrower during such period; excluding, however, Restricted Payments in respect of the repurchase or redemption of Series C preferred stock up to an aggregate amount equal to the sum of $3,000,000 plus all accrued dividends on the Series C preferred stock through the date of such Restricted Payment

Management Fees (if any) paid in cash during the applicable measurement period

Equal: Fixed Charges

Fixed Charge Coverage Ratio (Consolidated Operating Cash Flow divided by Fixed Charges)

Minimum Fixed Charge Coverage Ratio

In Compliance	Yes/No

* To be completed only for periods when compliance with covenant is required.

Covenant 7.03(c)
Capital Expenditure Limit

For purposes of Covenant 7.03(c), Capital Expenditures are calculated as follows:

The aggregate of all expenditures or obligations incurred by Parent and its Subsidiaries for the Fiscal Year (or shorter period) covered by the financial statements delivered with this Certificate, that, in accordance with GAAP, are or should be capitalized

Plus: To the extent not included above, the aggregate of all expenditures during such period to acquire by purchase or otherwise the business or fixed assets of, or the Capital Stock of, any Person

Total Capital Expenditures

Less: Net Cash Proceeds of Dispositions reinvested to the extent permitted by Section 2.05(C)(iii) and which are included in Total Capital Expenditures

Extraordinary Receipts consisting of proceeds of casualty insurance and/or condemnation awards reinvested to the extent permitted by Section 2.05(C)(v) and which are included in Total Capital Expenditures

The aggregate amount of contracted for tenant allowances

Capital Expenditures

Permitted Capital Expenditures

In Compliance for Capital Expenditures	Yes/No

For purposes of calculating Fixed Charge Coverage Ratio, Unfinanced Capital Expenditures are defined as follows:

The aggregate of all expenditures or obligations incurred by Parent and its Subsidiaries for the twelve-month period ending on the last day of the most current month covered by the financial statements delivered with this Certificate, that, in accordance with GAAP, are or should be capitalized

Plus: To the extent not included above, the aggregate of all expenditures during such period to acquire by purchase or otherwise the business or fixed assets of, or the Capital Stock of, any Person

Total Capital Expenditures

Less: Net Cash Proceeds of Dispositions reinvested to the extent permitted by Section 2.05(C)(iii) and which are included in Total Capital Expenditures

Extraordinary Receipts consisting of proceeds of casualty insurance and/or condemnation awards reinvested to the extent permitted by Section 2.05(C)(v) and which are included in Total Capital Expenditures

The aggregate amount of contracted for tenant allowances

Capital Expenditures

Less: Portion of Capital Expenditures financed under Capitalized Leases or other Indebtedness (Indebtedness, for this purpose, does not include drawings under the Revolving Loan Commitment)

Less: $3,000,000 in the aggregate during testing periods in 2007

Unfinanced Capital Expenditures (used in calculation of Fixed Charge Coverage Ratio)

Covenant 7.03(d)
Calculation of Minimum Consolidated EBITDA

Consolidated EBITDA is calculated as follows:

Net income (or loss) for the applicable period of measurement of Parent and its Subsidiaries on a consolidated basis determined in accordance with GAAP, but excluding: (a) the income (or loss) of any Person (other than a Subsidiary of the Parent) in which Borrower has an ownership interest except to the extent of the amount of dividends or other distributions actually paid to the Borrower or any of its Subsidiaries in cash by such Person during such period and the payment of dividends or similar distributions by that Subsidiary is not at the time prohibited by operation of the terms of its charter or of any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary; (b) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Subsidiaries or that Person’s assets are acquired by the Borrower or any of its Subsidiaries; (c) the proceeds of any life insurance policy; (d) gains or losses from the Disposition of property or assets not in the ordinary course of business of the Borrower and its Subsidiaries, and related tax effects in accordance with GAAP; and (e) any other non-recurring non-cash or extraordinary gains or losses of the Parent or its Subsidiaries, and related tax effects in accordance with GAAP

Plus, without duplication and to the extent deducted in determining net income (or loss) above:

interest expense, less interest income

income tax expense

depreciation expense

amortization expense

management fee to Sponsor pursuant to a management agreement entered into as permitted by the Financing Agreement fees and expenses paid to Investor Guarantors to the extent permitted pursuant to Section 7.02(h) of the Financing Agreement fees and expenses paid (i) on or about the Closing Date in connection with the Loan Documents or the Related Transaction Documents, to the extent such fees and expenses do not exceed$555,000 in the aggregate, and (ii) in connection with that certain Waiver and First Amendment to Financing Agreement to Administrative Agent

Fees and expenses paid in connection with the transactions contemplated by the Third Amendment (including, without limitation, fees paid to the Administrative Agent and the Lenders pursuant to the Third Amendment, fees paid to Richter Consulting and fees and expenses paid to legal counsel)

Fees and expenses paid in connection with the transactions contemplated by the Waiver and Fourth Amendment to Financing Agreement dated as of June 6, 2008 (the “Fourth Amendment”) by and among the Administrative Agent and the Lenders party thereto (including, without limitation, fees paid to the Administrative Agent and the Lenders pursuant to the Fourth Amendment, fees paid to Richter Consulting and fees and expenses paid to legal counsel)

Non cash adjustments relating to lease leveling

Fees and expenses paid in connection with the internet security breach to the extent such fees and expenses do not exceed $130,000 in the aggregate

Consolidated EBITDA (used in calculating Senior Leverage Ratio and Fixed Charge Coverage Ratio)

EXHIBIT B TO
COMPLIANCE CERTIFICATE

Calculation of Consolidated Net Interest Expense Gross interest expense during the applicable measurement period

Less: Interest income during the applicable measurement period amortization of capitalized fees and expenses incurred in connection with the Related Transactions and included in gross interest expense amortization of original issue discount included in gross interest expense interest paid in kind or capitalized and included in gross interest expense

Consolidated Net Interest Expense (used in calculation of Fixed Charge Coverage Ratio)

B-1

ACKNOWLEDGMENT

Reference is hereby made to (a) the foregoing Waiver and Fourth Amendment to Financing Agreement dated as of June 6, 2008 (the “Amendment”) by and among BODY SHOP OF AMERICA, INC., a Florida corporation (“Body Shop”), CATALOGUE VENTURES, INC., a Florida corporation (“CV,” CV, together with Body Shop and each other Person who becomes a borrower under the Financing Agreement, the “Borrowers”), BODY CENTRAL ACQUISITION CORP., a Delaware corporation (“Parent”), RINZI AIR, L.L.C., a Florida limited liability company (“Rinzi,” Rinzi, together with Parent and each other Person who becomes a guarantor under the Financing Agreement, the “Guarantors,” such Guarantors, together with the Borrowers, the “Loan Parties”), DYMAS FUNDING COMPANY, LLC, as administrative agent (in such capacity, “Administrative Agent”) for certain financial institutions (the “Lenders”), and (b) that certain Guaranty dated as of January 25, 2008 (as amended, restated, amended and restated, supplemented or otherwise modified and in effect from time to time, the “Investor Guaranty”), executed and delivered by each of the undersigned (each an “Investor Guarantor”), in favor of Administrative Agent.  Capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the Financing Agreement referred to in the Amendment.

Each Investor Guarantor hereby (a) acknowledges receipt by such Investor Guarantor of a copy of the Amendment, and (b) agrees that the Investor Guaranty remains in full in force and effect with respect to such Investor Guarantor and that the terms and provisions of the Amendment do not modify or otherwise affect in any way any of such Investor Guarantor’s obligations and liabilities under the Investor Guarantor, all of which obligations and liabilities are hereby ratified, confirmed and reaffirmed.

- Remainder of Page Intentionally Left Blank -
Signature Pages Follow

IN WITNESS WHEREOF, the undersigned Investor Guarantor has caused this Acknowledgment to be executed by an officer thereunto duly authorized, as of the date set forth below.

WESTVIEW CAPITAL PARTNERS, L.P.
By:	WestView Capital Management, L.P.,
its general partner
By:	WVCP Management, LLC,
its general partner

By:	/s/ C. Von Schroeter
Name:	C. Von Schroeter
Title:
Dated as of June 6, 2008

Signature Page to Acknowledgment to Waiver and Fourth Amendment to Financing Agreement

With Body Shop of America, Inc.

IN WITNESS WHEREOF, the undersigned Investor Guarantor has caused this Acknowledgment to be executed by an officer thereunto duly authorized, as of the date set forth below.

AIG GLOBAL ASSET MANAGEMENT HOLDINGS CORP.

By:	/s/ Nicholas Schian
Name:	Nicholas Schian
Title:	Vice President

Dated as of June 6, 2008

Signature Page to Acknowledgment to Waiver and Fourth Amendment to Financing Agreement

With Body Shop of America, Inc.

IN WITNESS WHEREOF, the undersigned Investor Guarantor has caused this Acknowledgment to be executed as of the date set forth below.

/s/Beth Angelo
Beth Angelo, an individual

Dated as of June 6, 2008

Signature Page to Acknowledgment to Waiver and Fourth Amendment to Financing Agreement

With Body Shop of America, Inc.

IN WITNESS WHEREOF, the undersigned Investor Guarantor has caused this Acknowledgment to be executed as of the date set forth below.

/s/ Laurie e. Bauguss
Laurie E. Bauguss, an individual

Dated as of June 6, 2008

Signature Page to Acknowledgment to Waiver and Fourth Amendment to Financing Agreement

With Body Shop of America, Inc.

IN WITNESS WHEREOF, the undersigned Investor Guarantor has caused this Acknowledgment to be executed as of the date set forth below.

/s/ Curtis Hill
Curtis Hill, an individual

Dated as of June 6, 2008

Signature Page to Acknowledgment to Waiver and Fourth Amendment to Financing Agreement

With Body Shop of America, Inc.

IN WITNESS WHEREOF, the undersigned Investor Guarantor has caused this Acknowledgment to be executed as of the date set forth below.

/s/ Jerrold Rosenbaum
Jerrold Rosenbaum, an individual

Dated as of June 6, 2008

Signature Page to Acknowledgment to Waiver and Fourth Amendment to Financing Agreement

With Body Shop of America, Inc.